UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2015 (May 13, 2015)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

033-90866	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Westinghouse Air Brake Technologies Corporation (the “Company”) on May 13, 2015, management proposals 1, 2 and 3 were approved. The proposals below are described in detail in the Company’s Proxy Statement for the Annual Meeting of Stockholders, dated April 2, 2015.

The final results are as follows:

1.	The election of three directors for a three-year term expiring in 2018:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Brian P. Hehir	79,725,419	3,168,288	6,540,864
Michael W. D. Howell	79,158,836	3,734,871	6,540,864
Nickolas W. Vande Steeg	79,717,295	3,176,412	6,540,864

Continuing as directors, with terms expiring in 2016, are Robert J. Brooks, William E. Kassling and Albert J. Neupaver.

Continuing as directors, with terms expiring in 2017, are Emilio A. Fernandez, Lee B. Foster, II and Gary C. Valade.

2.	The approval of an advisory (non-binding) resolution relating to 2014 named executive officers compensation:

For	Against	Abstain	Broker Non-Votes
80,755,025	1,794,789	343,893	6,540,864

3.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2015.

For	Against	Abstain	Broker Non-Votes
87,782,906	1,571,138	80,527	0

Item 8.01.	Other Events.

On May 13, 2015, the Board of Directors also increased the Company’s regular quarterly dividend to 8 cents per share of common stock from 6 cents per share of common stock. The new dividend rate will be payable initially on August 31, 2015 to shareholders of record as of August 17, 2015. Reference is made to the press release filed as Exhibit 99.1 to this Form 8-K which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated May 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno
David L. DeNinno
Senior Vice President, General Counsel & Secretary

Date: May 18, 2015

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated May 13, 2015	Filed herewith.